EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2006, relating to the financial statements of Zeneus Holdings Limited, which appears in the current report on Form 8-K/A of Cephalon, Inc. filed on March 10, 2006.

/s/ PricewaterhouseCoopers LLP

London, England
May 25, 2006